UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 7, 2007
(June 1, 2007)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 1, 2007, PNM Resources, Inc. (“PNMR”) entered into a Contribution Agreement (the “Contribution Agreement”) with ECJV Holdings, LLC (“ECJV”) and EnergyCo, LLC (“EnergyCo”).  Pursuant to the Contribution Agreement, on June 1, 2007,

•
PNMR made a capital contribution (the “PNMR Contribution”) to EnergyCo of 100% of the membership interests in Altura Energy, LLC, which indirectly owns and operates the 305-megawatt, coal-fired Twin Oaks power plant;

•	ECJV made a capital contribution (the “ECJV Contribution”) to EnergyCo of $276,900,000, which amount was equal to 50% of the agreed fair value of the PNMR Contribution; and

•	EnergyCo distributed to PNMR the entirety of the ECJV Contribution.

In addition to the Twin Oaks power plant, assets owned by Altura Energy, LLC and included in the PNMR Contribution included two power sales agreements, a long-term fuel supply agreement and the development rights for a possible 600-megawatt expansion of the Twin Oaks power plant.

The terms of the Contribution Agreement are consistent in all material respects with those contemplated by the previously disclosed, non-binding letter of intent signed by PNMR, ECJV and EnergyCo.

PNMR and ECJV each have a 50% ownership interest in EnergyCo.  ECJV is a wholly owned subsidiary of Cascade Investment, L.L.C., which is PNMR’s second-largest shareholder.

Item 2.01	Completion of Acquisition or Disposition of Assets

Please read Item 1.01 for a discussion of the Contribution Agreement, which discussion is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits

(b) Pro forma financial information

The Unaudited Pro Forma Condensed Consolidated Financial Statements of PNMR as of and for the three months ended March 31, 2007 and for the year ended December 31, 2006, which give effect to PNMR’s disposition of Altura Energy, LLC, are attached as Exhibit 99.1.

(c)  Exhibits

Exhibit Number	Description

99.1	PNMR’s Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the three months ended March 31, 2007 and for the year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: June 7, 2007	/s/ Charles N. Eldred
Charles N. Eldred
Senior Vice President and Chief Financial Officer
(Officer duly authorized to sign this report)